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                                                                    Exhibit h(4)

                                     FORM OF
                                    EXHIBIT A

     THIS EXHIBIT A, amended and restated as of November 9, 2005 is Exhibit A to that certain Administration and Accounting Services Agreement dated as of August 1, 2005 between PFPC Inc. and CRM Mutual Fund Trust.

                                     SERIES

                                 Small Cap Value
             (Investor Class and Institutional Class share classes)

                                  Mid Cap Value
             (Investor Class and Institutional Class share classes)

                                 Large Cap Value
             (Investor Class and Institutional Class share classes)

                               Small/Mid Cap Value
             (Investor Class and Institutional Class share classes)

                               Mid/Large Cap Value
             (Investor Class and Institutional Class share classes)

PFPC INC.


By:
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Name:
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Title:
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CRM MUTUAL FUND TRUST


By:
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Name:
      -------------------------------
Title:
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